UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      June 22, 2005

REYNOLDS AMERICAN INC.

(Exact name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

401 North Main Street
Winston-Salem, North Carolina 27102-2990

(Address of Principal Executive Offices) (Zip Code)

(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 22, 2005, Reynolds American Inc. (“RAI”) and certain of its subsidiaries, including R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), entered into a Purchase Agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., for themselves and as representatives of the initial purchasers listed therein (the “Initial Purchasers”), pursuant to which RJR agreed to sell $300 million aggregate principal amount of its 6.500% Secured Notes due 2010 (the “2010 Notes”) and $200 million aggregate principal amount of its 7.300% Secured Notes due 2015 (the “2015 Notes,” and together with the 2010 Notes, the “Notes”). Affiliates of certain of the Initial Purchasers are lenders under RJR’s revolving credit facility. The Initial Purchasers and their affiliates have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for RJR and its affiliates, for which they have received or will receive customary compensation.

     Interest on the Notes will be payable semi-annually on July 15 and January 15 of each year, beginning on January 15, 2006. The 2010 Notes will mature on July 15, 2010 and the 2015 Notes will mature on July 15, 2015. RJR may redeem all or a part of the Notes from time to time at a price equal to 100% of the principal amount plus a make-whole premium.

     Upon issuance, the Notes will be guaranteed by RAI and certain of RJR’s subsidiaries (the “Guarantors”) and will be secured by certain assets of RJR and the Guarantors. The Purchase Agreement provides that the Notes will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”). It further provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement pursuant to which RJR and the Guarantors will agree to file one or more registration statements with respect to the Notes with the Securities and Exchange Commission under the Securities Act.

     The closing of the Notes sold pursuant to the Purchase Agreement is expected to occur on June 29, 2005, subject to customary closing conditions. The Purchase Agreement contains customary representations and warranties on the part of RJR and the Guarantors. The Purchase Agreement also contains customary indemnification and contribution provisions.

     Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to resell the Notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons under Regulation S under the Securities Act. The Notes will be governed by the terms of an Indenture, dated May 20, 2002, among RJR, the Guarantors, as guarantors, and The Bank of New York, as trustee, as supplemented.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

     The information under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events

     A copy of the press release relating to the announcement of the pricing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibits	Description

10.1	Purchase Agreement, dated June 22, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., the guarantors listed therein and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers listed therein.

99.1	Press Release dated June 22, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2005	REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits	Description

10.1	Purchase Agreement, dated June 22, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., the guarantors listed therein and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers listed therein.

99.1	Press Release dated June 22, 2005.

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